UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2014
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DreamWorks Animation SKG, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California		91201
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (818) 695-5000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On December 11, 2014, DreamWorks Animation SKG, Inc. (the “Company”) and MK Capital II, L.P. (acting exclusively for and on behalf of the former stockholders and optionholders of AwesomenessTV, Inc., a Delaware corporation (“ATV”)) entered into Amendment No. 1 to Agreement and Plan of Merger (the “Amendment”), pursuant to which the Agreement and Plan of Merger, by and among the Company, Brian Robbins (acting exclusively for and on behalf of the former stockholders and optionholders of ATV), ATV Acquisition Corp., a Delaware corporation, and ATV, dated as of May 1, 2013 (the “Merger Agreement”), was amended. The Amendment provides for a fixed payment of $80,000,000 to be paid to the former stockholders and optionholders of ATV on a pro-rata basis, in lieu of any amounts of earn-out consideration that are or may become payable to the former stockholders and optionholders of ATV as originally provided for in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company's Current Report on Form 8-K filed on May 7, 2013 and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

On December 11, 2014, the Company entered into the Second Amendment (as amended or otherwise modified from time to time, the “Credit Agreement Amendment”), among the Company, certain subsidiaries of the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer, to the Credit Agreement dated as of August 10, 2012 (as amended or otherwise modified from time to time, the “Credit Agreement”), among the Company, the several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer. The Credit Agreement Amendment provides for the disposition of certain assets relating to the business of ATV to AwesomenessTV Holdings, LLC, the release of the subsidiaries of ATV from the guarantee and collateral requirements under the Credit Agreement, and the release of the subsidiaries of ATV from the representations and warranties, the covenants and the event of default provisions in the Credit Agreement. Concurrently therewith, the Company designated ATV and its subsidiaries as “unrestricted subsidiaries” for purposes of the indenture governing its 6.875% senior notes due 2020, whereupon such entities were released from their respective guarantees of such notes.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The Credit Agreement was previously filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on August 16, 2012.

ITEM 8.01.	Other Events.

On December 11, 2014, the Company entered into a Unit Purchase Agreement (the “Unit Purchase Agreement”) with AwesomenessTV Holdings, LLC, a Delaware limited liability Company, and HDS II, Inc., a Delaware corporation and an affiliate of Hearst Corporation (“Hearst”). Pursuant to the Unit Purchase Agreement, Hearst acquired a 25% equity interest in a newly formed joint venture conducting the AwesomenessTV business for a purchase price of $81.25 million. The Company and Hearst plan to work together to support AwesomenessTV’s efforts to enter into new content channels, broaden its audience and expand its geographic reach. AwesomenessTV will also gain access to Hearst’s subscription video-on-demand technology.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
2.1	Amendment No. 1 to Agreement and Plan of Merger, dated December 11, 2014, by and between the AwesomenessTV, Inc. and MK Capital II, L.P.
10.1
Second Amendment dated as of December 11, 2014, among DreamWorks Animation SKG, Inc., certain subsidiaries of DreamWorks Animation SKG, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer, to the Credit Agreement dated as of August 10, 2012, among DreamWorks Animation SKG, Inc., the several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DreamWorks Animation SKG, Inc.
Date: December 17, 2014	By:	/s/ Robert Kelly
Robert A. Kelly
Assistant Secretary